SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

☒	Definitive Information Statement

DELTA MUTUAL, INC.
(Name of Registrant as Specified in Charter)

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SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934, as amended

DELTA MUTUAL, INC.
111 North Branch Street
Sellersville, PA 18960
Telephone: (215) 258-2800

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to our stockholders on behalf of our board of directors pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our stockholders of an amendment to our Certificate of Incorporation to increase the number of shares of common stock, par value $.0001 per share (“Common Stock”), that we are authorized to issue from 100,000,000 shares to 250,000,000 shares. The Company currently has no commitments or plans for the issuance of any shares of Common Stock. This Information Statement is being furnished to the stockholders of record of our Common Stock, on the record date as determined by our board of directors to be the close of business on June 1, 2007.

Our board of directors approved the amendment to our Certificate of Incorporation to increase our authorized Common Stock from 100,000,000 shares to 250,000,000 shares on April 16, 2007. Our Company thereafter received the written consent from stockholders of our Company holding a majority of the outstanding shares of our Common Stock on May 15, 2007. Upon the expiration of the 20 day period required by Rule 14c-2 and in accordance with the provisions of the General Corporation Law of the State of Delaware, our Company intends to file a Certificate of Amendment to our Certificate of Incorporation to affect the amendment to increase our authorized Common Stock. The Certificate of Amendment will not be filed until at least 20 days after we file the Information Statement with the Securities and Exchange Commission and deliver the Information Statement to our stockholders of record.

The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it has been accepted for filing by the Secretary of State of the State of Delaware. We anticipate that our Company will file the Certificate of Amendment 20 days after the Definitive Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held on the record date.

Our board of directors has fixed the close of business on June 1, 2007, as the record date for determining the holders of our Common Stock who are entitled to receive this Information Statement. As of June 1, 2007, there were 62,272,286 shares of our Common Stock issued and outstanding. We anticipate that this Information Statement will be mailed on or about June 6, 2007, to our stockholders of record.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our company since January 1, 2006, being the commencement of our last completed audited financial year;

2.	any proposed nominee for election as a director of our company; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are set forth below in the section entitled “Principal Stockholders and Security Ownership of Management.”

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table contains information relating to the beneficial ownership of Common Stock by members of the board of directors and the Company's officers as a group, as well as certain other beneficial owners as of May 15, 2007. Information as to the number of shares of Common Stock owned and the nature of ownership has been provided by these individuals or is based on Schedules 13D, or amendments thereto, received by the Company as filed with the Securities and Exchange Commission, or other information, and is not within the direct knowledge of the Company. Unless otherwise indicated, the named individuals possess sole voting and investment power with respect to the shares listed.

Name and Address of
Beneficial Owner	Shares Beneficially Owned
	Number	Percent

Peter F. Russo, President	1,009,090	1.60
and Director (1)

Martin G. Chilek, Senior Vice	959,000	1.52
President & Chief Financial Officer (2)

All current directors and
executive officers of the Company,
as a group(2 persons)	1,968,180	3.12

Neil Berman (3)	10,987,965	16.88

Robyn Berman (3)	5,891,414	8.91

Ben Eluzer Company (4)	5,000,000	8.03

Congregation Azrial Yehuda (5)	5,320,000	7.87

GZSZ (6)	5,000,000	7.43

Mesacmech Lev Company (7)	4,000,000	6.42

(1)
In addition to 100,000 shares owned directly, Mr. Russo holds options expiring July 3, 2011 to purchase an aggregate of 2,850,000 shares of common stock at an exercise price of $0.11 per share, of which 909,090 are currently exercisable. Mr. Russo’s address is c/o Delta Mutual, Inc., 111 North Branch Street, Sellersville, PA 18960.

(2)
In addition to 50,000 shares owned beneficially, Mr. Chilek holds options expiring July 3, 2011 to purchase an aggregate of 2,000,000 shares of common stock at an exercise price of $0.11 per share, of which 909,090 are currently exercisable. Mr. Chilek’s address is c/o Delta Mutual, Inc., 111 North Branch Street, Sellersville, PA 18960.

(3)
Includes 8,156,795 shares owned directly, 1,281,250 shares held as custodian for his son, and 1,549,920 shares of common stock issuable to Mr. Berman upon conversion of the principal amount of a convertible note at a conversion price of $0.125 per share. Mr. Berman disclaims beneficial ownership of shares he holds as custodian for his son. Robyn Berman, the wife of Mr. Berman, owns 2,047,664 shares directly and holds 3,843,750 shares as custodian for her three children. Mrs. Berman disclaims beneficial ownership of the shares she holds as custodian for her children. Mr. Berman disclaims beneficial ownership of the shares held directly by his wife and disclaims beneficial ownership of the custodial shares held by his wife. Mr. Berman’s mailing address is 21346 St. Andrews Blvd., #421, Boca Raton, FL 33433. Mrs. Berman’s address is 11050 Seaport Lane, Boca Raton, FL 33428.

(4)	The address of the Ben Eluzer Company is 1025 - 46th Street, Brooklyn, NY 11219.
(5)	Congregation Azrial Yehuda holds a note convertible into 5,320,000 shares of common stock at a conversion price of $0.05 per share. Its address is 283 Rutledge Street, Brooklyn, NY 11211.
(6)	GZSZ Corporation holds a note convertible into 5,000,000 shares of common stock at a conversion price of $0.05 per share. Its address is 199 Lee Avenue, Suite 188, Brooklyn, NY 1211.
(7)	The address of the Mesacmech Lev Company is 1426 - 57th Street, Brooklyn, NY 11219.

As of the record date, there were 62,272,286 shares of Common Stock issued and outstanding, in the capital of our Company. Each share of our company’s Common Stock is entitled to one vote.

AMENDMENT TO OUR COMPANY'S CERTIFCATE OF INCORPORATION

Increase in Authorized Common Stock

The board of directors of the Company on April 16, 2007, adopted a resolution approving and recommending to the Company's stockholders for their approval an amendment to the Company's Certificate of Incorporation to provide for an increase of the number of shares of Common Stock that the Company is authorized to issue from 100,000,000 to 250,000,000.

The board of directors recommends the proposed increase in the authorized number of shares of Common Stock to insure that a sufficient number of authorized and unissued shares is available (i) for the conversion of outstanding convertible promissory notes, pursuant to which 21,008,587 shares are reserved; (ii) to raise additional capital for the operations of the Company; (iii) to make options and shares available to employees, future non-employee directors and consultants of the Company as an incentive for services provided to the Company; and (iv) to have shares of common stock available for possible acquisitions. Such shares would be available for issuance by the Board of Directors of the Company without further action by the stockholders, unless required by the Company's Certificate of Incorporation or by the laws of the State of Delaware. Neither the presently authorized shares of Common Stock nor the additional shares of Common Stock that may be authorized pursuant to the proposed amendment carry preemptive rights.

As of May 16, 2007, with 100,000,000 shares of Common Stock authorized, we had 62,272,286 shares of Common Stock issued and outstanding; 10,000,000 shares of Common Stock reserved for issuance of stock options pursuant to the Company’s 2004 Stock Option Plan and 21,008,587 shares of Common Stock reserved for issuance upon conversion of outstanding convertible notes. Therefore, as of May 16, 2007, we have 6,719,127 shares available for other corporate purposes. There are currently no set plans or arrangements relating to the possible issuance of any additional shares of Common Stock proposed to be authorized. We are not party to any agreements or understandings regarding any acquisitions, nor are any acquisitions under negotiation.

The additional shares of Common Stock, if issued, would have a dilutive effect upon the percentage of equity of the Company owned by present stockholders. The issuance of such additional shares of Common Stock might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends, has never adopted any policy with respect to the payment of dividends and does not intend to pay any cash dividends in the foreseeable future. In addition, the issuance of such additional shares of Common Stock, by reducing the percentage of equity of the Company owned by present stockholders, would reduce such present stockholders' ability to influence the election of directors or any other action taken by the holders of Common Stock.

STOCKHOLDER APPROVAL OF PROPOSED AMENDMENT

Our Company obtained stockholder approval for the amendment to increase the number of shares of our Common Stock that we are authorized to issue from 100,000,000 shares to 250,000,000 shares by written consent on May 15, 2007, from our stockholders holding 32,965,811 shares, or 52.94%, of the issued and outstanding shares of our Common Stock. These stockholders include the following: Neil Berman and his wife (15,338,459 shares); Edward Tuccio (1,661,185 shares); Ruben Sklar (448,000 shares) (i) Ben Eluzer Company (5,000,000 shares); Mesacmech Lev Company (4,000,000 shares); David Rosenberg (1,500,000 shares); SBV Capital Corp. (1,000,000 shares); SDM Consultant Corp. (735,000); SHN Foundation (1,200,000 shares); Yad Miriam (1,000,000 shares); and management and associates of management (1,083,067 shares). The amendment authorizing the increase in our Common Stock will not become effective until (i) at least 20 days after we deliver the Information Statement to our stockholders of record, (ii) we file the Information Statement with the Securities and Exchange Commission and (iii) the Certificate of Amendment has been accepted for filing by the Secretary of State of the State of Delaware.

DISSENTERS’ RIGHTS

Pursuant to the General Corporation Law of the State of Delaware, stockholders of our Common Stock are not entitled to dissenters’ rights of appraisal with respect to the authorization of the increase in our authorized Common Stock.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our Company, including financial statements, you may refer to our Form 10-KSB and other periodic reports filed with the Securities and Exchange Commission from time to time. Copies are available on the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.

Pursuant to the requirements of the Securities Exchange Act of 1934, Delta Mutual, Inc. has duly caused this Information Statement to be signed by the undersigned hereunto authorized.

June 6, 2007

DELTA MUTUAL, INC.

By: /s/ Peter F. Russo
          Peter F. Russo
          President and Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DELTA MUTUAL, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Delta Mutual, Inc. (the “corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of the corporation on April 16, 2007, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation:

RESOLVED, that the Board of Directors declares advisable, and recommends to the stockholders for adoption, the following amended Fourth Article to replace, in its entirety, the Fourth Article of the corporation’s Certificate of Incorporation:

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000) shares of Common Stock, having a par value each of One-hundredth of One Cent ($0.0001) per share.

SECOND: That the amendment was fully approved and adopted by the affirmative written consent of the majority of shares outstanding, in accordance with the provisions of Sections 211 and 216 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its President this ____ day of June 2007.

Delta Mutual, Inc.

By: ____________________________
Peter F. Russo
President